UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________________________________________

FORM 8-K
  ____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 19, 2026
 Date of Report (date of earliest event reported)

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SHARKNINJA, INC.
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41754	98-1738011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

89 A Street
Needham, MA 02494
(Address of principal executive offices and zip code)

(617) 243-0235
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value per share	SN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2026, SharkNinja, Inc. (the “Company”) appointed Kaitlin Folan, age 43, as the Company’s Principal Accounting Officer, effective January 20, 2026. Ms. Folan will assume the role of Chief Accounting Officer and will report to Adam Quigley, the Company’s Chief Financial Officer, who will continue to serve as the Company’s Principal Financial Officer.

Prior to joining the Company, Ms. Folan served as Chief Accounting Officer of Katapult Holdings, Inc., from July 2024 to January 2026 and, prior to that, as Vice President, Financial Accounting of BJ’s Wholesale Club, an operator of a membership warehouse club, from April 2021 until July 2024. Previously, Ms. Folan served as Managing Director and various other roles at PricewaterhouseCoopers, LLP, from October 2012 until April 2021. Ms. Folan is a certified public accountant and received her bachelor’s degree and Master of Business Administration from Bentley University.

In connection with her appointment as Chief Accounting Officer, Ms. Folan entered into an offer letter (the “Offer Letter”) with SharkNinja Operating LLC (together with the Company, “SharkNinja”). Pursuant to the Offer Letter, Ms. Folan will be paid an annual base salary of $450,000 and eligible for an annual bonus in accordance with the Company’s Global Annual Bonus Plan of up to 40% of her base salary, prorated during the first year of employment. Ms. Folan will also be eligible to participate in SharkNinja’s benefit plans and programs as may be in effect from time to time.

Ms. Folan will also be eligible for a one-time signing bonus of $240,000 paid in two equal installments, with the first installment of $120,000 to be paid in her first regularly scheduled paycheck following 90 days of employment and the remaining installment of $120,000 to be paid in her first regularly scheduled paycheck following 180 days of employment, in each case, subject to Ms. Folan’s continued employment in good standing with SharkNinja at the time of the installment payment. Each installment payment is subject to full repayment by Ms. Folan if she voluntarily leaves her employment with SharkNinja within 24 months following receipt of such installment payment, with full repayment thereof due within 30 days of termination.

In addition, the Offer Letter provides that Ms. Folan will be eligible to receive equity grants pursuant to the Company’s equity program. In the first quarter of 2026, SharkNinja will recommend that the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approve a long-term incentive equity award of restricted share units (“RSUs”) of the Company with a fair market value equal to $1,200,000 (based on the average closing share price of an ordinary share of the Company in the last 5 trading days through the grant date) subject to the terms and conditions of an award agreement to be entered into between Ms. Folan and the Company, the applicable equity incentive plan, and approval by the Compensation Committee. The RSUs will be eligible to vest over a three-year period in substantially equal annual installments, with 30% vesting in the form of time-based RSUs subject to continued employment through each vesting date and the remaining 70% vesting in the form of performance-based RSUs subject to the achievement of certain performance conditions as determined by the Compensation Committee and continued employment through each vesting date. In its sole discretion, the Company may grant a cash award in an amount equal to $1,200,000 in lieu of the equity award.

The Company will enter into its standard form of indemnification agreement with Ms. Folan. The indemnification agreement will require the Company to indemnify Ms. Folan to the fullest extent permissible under Cayman Islands Law. See the Company’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on June 28, 2023 as Exhibit 10.1 to the Company’s Registration Statement on Form F-1.

There is no arrangement or understanding between Ms. Folan and any other person pursuant to which Ms. Folan was selected as an officer, there is no family relationship between Ms. Folan and any executive officer or director of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no related party transactions between the Company and Ms. Folan that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description of Exhibit

10.1	Offer Letter between SharkNinja Operating LLC and Kaitlin Folan, dated December 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARKNINJA, INC.

	By:	/s/ Pedro J. Lopez-Baldrich
Date: January 20, 2026		Name: Pedro J. Lopez-Baldrich
Title: Chief Legal Officer